Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2010
FINANCIAL RESULTS
•	Revenue Growth Accelerates For Third Consecutive Quarter

•	Record Listings And Profile Views

•	RecentSales Hits New High, Once Again
SAN FRANCISCO, CALIF. – February 9, 2011 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the fourth quarter and year ended December 31, 2010.
Revenue for the fourth quarter of 2010 was $20.0 million, compared to $19.8 million in the third quarter of 2010 and $18.3 million in the fourth quarter of 2009. Net income applicable to common stockholders for the fourth quarter of 2010 was $7.2 million or $0.17 per diluted share, compared to $3.2 million or $0.07 per diluted share in the fourth quarter of 2009. Net income applicable to common stockholders for the fourth quarter of 2010 included three non-recurring items, which had a net positive impact of $0.12 per diluted share. The first item was a positive tax adjustment of $5.4 million or $0.13 per diluted share related to the reversal of the income tax valuation allowance for certain federal and state net operating loss carryforwards; the second item was an insurance reimbursement related to previous year’s litigation related fees of $750,000 or $0.01 per diluted share; and the third item was an impairment charge related to an equity investment of $1.4 million or $0.02 per diluted share. Excluding these non-recurring items net income applicable to common stockholders for the fourth quarter of 2010 was $0.05 per diluted share. Non-GAAP net income for the fourth quarter of 2010 was $4.0 million or $0.10 per diluted share, compared to $4.9 million or $0.11 per diluted share in the fourth quarter of 2009.

LoopNet’s Adjusted EBITDA (earnings before net interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries) for the fourth quarter of 2010 was $7.0 million compared to $7.6 million in the fourth quarter of 2009.
Revenue for the full year of 2010 was $78.0 million, compared to $76.5 million in 2009. Net income applicable to common stockholders for the full year of 2010 was $15.4 million or $0.36 per diluted share, compared to $11.5 million or $0.27 per diluted share in 2009. Net income applicable to common stockholders for the full year of 2010 included three non-recurring items, which had a net positive impact of $0.14 per diluted share. The first item was a positive tax adjustment of $5.4 million or $0.13 per diluted share related to the reversal of the income tax valuation allowance for certain federal and state net operating loss carryforwards; the second item was an insurance reimbursement related to previous year’s litigation related fees of $1.9 million or $0.03 per diluted share; and the third item was an impairment charge related to an equity investment of $1.4 million or $0.02 per diluted share. Net income applicable to common stockholders for the full year of 2009 included litigation related costs of $4.8 million or $0.07 per diluted share. Excluding these non-recurring items net income applicable to common stockholders for the full year of 2010 was $0.22 per diluted share, compared to $0.34 per diluted share in 2009. Non-GAAP net income for the full year of 2010 was $16.5 million or $0.39 per diluted share, compared to $20.1 million or $0.47 per diluted share in 2009. Adjusted EBITDA for the full year of 2010 was $28.4 million compared to $32.0 million in 2009.
“Our Company and business performed well in Q4:2010. Not only did we meet our financial targets, but we extended the lead of our core online Marketplace and achieved several noteworthy milestones in our bid to develop and deliver new services to our customers,” said LoopNet Chairman and CEO, Rich Boyle. “As we head into 2011, we think we are positioning ourselves well for more rapid growth on multiple fronts longer-term.”

Key operating metrics and business highlights from Q4:2010 include the following:
•	The number of unique paying subscribers to one or more of our commercial real estate related services was 88,878, as of the end of the quarter;

•	The average monthly price paid by our unique subscribers was $58.08 during the quarter;

•	LoopNet Premium Members were 68,608, as of the end of the quarter;

•	Average monthly price of LoopNet Premium Membership was $66.62 during the quarter;

•	Total commercial real estate listings active on the LoopNet marketplace were 788,330, as of the end of the quarter;

•	Total profile views of listings on the LoopNet marketplace were 67.0 million during the quarter;

•	LoopNet Registered Members, which includes Basic and Premium Members, were 4,626,973; and,

•	Average monthly unique visitors to LoopNet owned websites; including LoopNet.com, CityFeet.com, LandandFarm.com, LandsofAmercia.com, BizQuest.com and BizBuySell.com was approximately 2.4 million during the quarter, as reported by comScore Media Metrix.
Stock Repurchase Program
LoopNet did not repurchase any shares of its common stock during the quarter ended December 31, 2010. Since February 2010, the Company has repurchased 2,756,300 shares of its common stock, or 8.6% of total shares outstanding, for $31.7 million. As a result, $43.3 million remains on our previously announced authorization for repurchase of up to $75 million of common stock.
Balance Sheet and Liquidity
As of December 31, 2010, LoopNet had $92.3 million of cash, cash equivalents and short-term investments and no debt.

Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending March 31, 2011 to be in the range of $20.2 to $20.4 million, Adjusted EBITDA to be in the range of $6.4 to $6.6 million and net income applicable to common stockholders to be approximately $0.04 per diluted share, assuming stock-based compensation of approximately $0.03 per diluted share (net of tax benefit) and an effective tax rate of approximately 40%.
Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PST, 4:30 p.m. EST, today. To participate in the conference call, please dial 866-800-8648 if you are calling from within the United States or 617-614-2702 if you are calling from outside the United States, and enter pass code number 39580784. Please dial-in five minutes early to avoid excess holding. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available approximately two hours after conclusion of the call and will be available until Friday, February 11, 2011 at 8:59 p.m. PST. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 34543152. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Use of Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation, amortization of acquired intangible assets, litigation related costs and recoveries, impairment charges and certain tax adjustments. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate comparable performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.

About LoopNet, Inc.
LoopNet operates the most heavily trafficked commercial real estate marketplace online with more than 4.5 million registered members and more than 6 million unique visitors quarterly, as reported by Google Analytics. LoopNet also now offers one of the largest commercial property databases with more than 7.5 million commercial property records.
The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily (apartment properties for sale), hotel, land, specialty properties, investment properties and businesses for sale. LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including Cassidy Turley, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, NAI Global, Newmark Knight Frank, ProLogis, The Shopping Center Group and Sperry Van Ness.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, including credit available to real estate purchasers, our ability to continue to attract and retain new registered members, convert registered members into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,571	$88,773
Short-term investments	3,440	3,512
Accounts receivable, net of allowance of $213 and $236, respectively	1,308	1,494
Prepaid expenses and other current assets	1,080	1,095
Deferred income taxes	558	1,317

Total current assets	131,957	96,191

Property and equipment, net	2,216	2,010
Goodwill	23,368	41,507
Intangibles, net	4,487	8,940
Deferred income taxes, net, non-current	8,059	17,134
Deposits and other noncurrent assets	4,162	6,208

Total assets	$174,249	$171,990

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$546	$471
Accrued liabilities and other current liabilities	2,181	3,393
Accrued compensation and benefits	2,995	3,522
Deferred revenue	9,025	8,888

Total current liabilities	14,747	16,274

Other long-term liabilities	—	2,491
Commitments and contingencies
Series A convertible preferred stock	48,207	48,546
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,493,526 and 39,866,097 shares issued, respectively; and 34,567,565 and 32,183,836 shares outstanding, respectively	39	40
Additional paid in capital	122,388	132,019
Other comprehensive loss	(418)	(389)
Treasury stock, at cost, 4,925,961 and 7,682,261 shares, respectively	(54,556)	(86,220)
Retained earnings	43,842	59,229

Total stockholders’ equity	111,295	104,679

Total liabilities and stockholders’ equity	$174,249	$171,990

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010
Revenues	$18,341	$20,037	$76,487	$78,002
Cost of revenue (1)	2,721	3,699	11,060	12,562

Gross margin	15,620	16,338	65,427	65,440

Operating expenses:
Sales and marketing (1)	3,670	4,211	15,064	16,785
Technology and product development (1)	2,660	3,178	10,707	12,231
General and administrative (1)	4,155	3,582	20,677	15,693
Amortization of acquired intangible assets	294	641	1,191	2,083

Total operating expenses	10,779	11,612	47,639	46,792

Income from operations	4,841	4,726	17,788	18,648

Interest and other (expense) income, net	51	(1,791)	211	(2,461)

Income before tax	4,892	2,935	17,999	16,187

Income tax (benefit) expense	1,587	(4,348)	6,246	461

Net income	3,305	7,283	11,753	15,726
Convertible preferred stock accretion of discount	(85)	(85)	(240)	(339)

Net income applicable to common stockholders	$3,220	$7,198	$11,513	$15,387

Net income per share applicable to common stockholders
Basic	$0.08	$0.18	$0.28	$0.38

Diluted	$0.07	$0.17	$0.27	$0.36

Weighted average shares
Basic	41,985	39,606	41,860	40,615

Diluted	43,147	41,609	42,844	42,371

(1)	Stock-based compensation is allocated as follows:

Cost of revenue	$134	$132	$495	$546
Sales and marketing	412	449	894	1,786
Technology and product development	554	638	2,298	2,680
General and administrative	665	785	3,140	3,220

Total	$1,765	$2,004	$6,827	$8,232

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve months ended
	December 31,
	2009	2010
Cash flows from operating activities:
Net income	$11,753	$15,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,601	3,480
Stock-based compensation	6,827	8,232
Tax benefits from exercise of stock options	(388)	(532)
Deferred income taxes	(2,180)	(9,834)
Impairment of equity investment	—	1,420
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	256	(20)
Prepaid expenses and other assets	930	1,344
Accounts payable	(76)	(75)
Accrued expenses and other liabilities	7	1,295
Accrued compensation and benefits	236	528
Deferred revenue	(1,334)	(302)

Net cash provided by operating activities	18,632	21,262

Cash flows from investing activities:
Purchase of property and equipment	(1,437)	(1,197)
Purchase of investments	(1,250)	(4,485)
Acquisitions, net of acquired cash	(312)	(22,113)

Net cash used in investing activities	(2,999)	(27,795)

Cash flows from financing activities:
Net proceeds from exercise of stock options	308	1,104
Net proceeds from sale of convertible preferred stock	47,967	—
Tax withholdings related to net share settlements of restrcted stock units	(50)	(237)
Repurchase of common stock	—	(31,664)
Tax benefits from exercise of stock options	388	532

Net cash (used in) provided by financing activities	48,613	(30,265)

Net (decrease) increase in cash and cash equivalents	64,246	(36,798)

Cash and cash equivalents at beginning of year	61,325	125,571

Cash and cash equivalents at end of year	$125,571	$88,773

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010
GAAP net income	$3,305	$7,283	$11,753	$15,726

Add back (deduct):
Income tax expense	1,587	(4,348)	6,246	461
Depreciation and amortization	678	985	2,601	3,480
Interest and other expense (income), net	(51)	1,791	(211)	2,461
Stock-based compensation	1,765	2,004	6,827	8,232
Litigation related (recoveries) costs	341	(750)	4,794	(1,936)

Adjusted EBITDA	$7,625	$6,965	$32,010	$28,424

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010
GAAP net income	$3,305	$7,283	$11,753	$15,726

Add back (deduct):
Stock-based compensation	1,765	2,004	6,827	8,232
Litigation related (recoveries) costs	341	(750)	4,794	(1,936)
Impairment of equity investment	—	1,420	—	1,420
Amortization of acquired intangible assets	294	641	1,191	2,083
Income taxes associated with non-GAAP adjustments	(779)	(1,213)	(4,444)	(3,562)
Income tax valuation allowance and other tax adjustments	—	(5,423)	—	(5,423)

Non-GAAP net income	$4,926	$3,962	$20,121	$16,540

Diluted non-GAAP net income per share	$0.11	$0.10	$0.47	$0.39

Shares used in non-GAAP diluted net income per share calculation	43,147	41,609	42,844	42,371